SHILOH INDUSTRIES REPORTS SECOND-QUARTER FISCAL 2020 RESULTS VALLEY CITY, Ohio, July 23, 2020 (BUSINESS WIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), an environmentally focused global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its fiscal 2020 second quarter ended April 30, 2020. Second-Quarter 2020 Highlights: • Revenues were $157.9 million. • Net loss was $58.7 million, including a non-cash impairment charge of $24.5 million. • Adjusted EBITDA was a loss of $3.2 million. • Cash on hand was $91.6 million as of April 30, 2020. • Successfully implemented the comprehensive Shiloh Safe Restart Plan to all facilities worldwide in response to COVID-19. • Instituted numerous actions to reduce costs and preserve liquidity, including headcount reductions and the furloughing of employees as well as mandatory and voluntary pay and benefit reductions. • Achieved new customer wins, in the second quarter, with contract revenue of $136.7 million. • Resumed customer shipments in Q3 and continue to ramp up global operations to serve customers as market demand recovers. • Engaged external advisors to explore options to help further improve the company’s long term financial position. 1

“As a result of market conditions, business restrictions and other matters associated with the COVID-19 outbreak, many OEMs suspended manufacturing operations, particularly in North America, Europe and Asia, and these substantial disruptions significantly impacted our financial performance during the second quarter of 2020,” said Cloyd J. Abruzzo, Interim Chief Executive Officer. “In response to the outbreak and business disruption, we instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from- home practices, extensive cleaning protocols, social distancing and various temporary closures of our administrative offices and manufacturing facilities. At the same time, the Company implemented a range of actions aimed at reducing costs and preserving liquidity, including temporary salary reductions ranging from 20% to 25%, temporary reduction in board fees, reduction of discretionary spending, mandatory vacations, headcount reduction and furloughs.” Mr. Abruzzo continued, “As we moved into the third quarter, our global operations began coming back online in China, Europe and North America. Although we have experienced some expected operational issues related to starting up plants that were shut down for an extended period of time, we are working safely to ramp up manufacturing and meet customer demand. We are also continuing to work with our lenders and have engaged outside advisors to help us evaluate options intended to strengthen Shiloh’s financial position for the long term.” The net loss for second quarter 2020 was $58.7 million compared to $1.1 million of net income in the second quarter last year. The significant loss was due to a $24.5 million non-cash impairment of assets, $29.2 million negative impact on gross margin mainly due to the impacts of COVID-19, higher restructuring costs and other one-time costs incurred during the quarter to amend debt covenants. The Company had $91.6 million of cash on hand as of April 30, 2020, and is currently in compliance with its amended covenants under the Tenth Amendment to the Credit Agreement (the “Tenth Amendment”), entered into on June 11, 2020, as described below. Amendment to Credit Agreement As previously announced, on June 11, 2020 the Company entered into the Tenth Amendment, pursuant to which, among other things, the Company received a waiver of the interest coverage ratio and leverage ratio covenants for the quarters ended April 30, 2020 and July 31, 2020. The Company has been actively working during the waiver period to complete a debt refinancing, evaluate additional capital sources and review other strategic alternatives to successfully navigate the current operating environment. The Company believes the cash balances and any future availability on the revolving credit facility will provide sufficient liquidity to fund its operations during the third quarter, assuming there are no unanticipated additional significant disruptions related to COVID-19 or other events in the third quarter of fiscal 2020. 2

This press release should be read in conjunction with the Company’s second quarter form 10-Q for further disclosure related to the financial statements, results of operations, liquidity position, impact of COVID-19 and risk factors for the quarter. Investor Contact: For inquiries, please contact our Investor Relations department at: 1-646-378-2986 or at investors@shiloh.com. About Shiloh Industries, Inc. Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market. Shiloh designs and manufactures products within body structure, chassis and propulsion systems. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore® acoustic laminate products. The strategic BlankLight®, CastLight® and StampLight® brands combine to maximize lightweighting solutions without compromising safety or performance. Shiloh has approximately 3,150 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America. 3

Forward-Looking Statements Certain statements made by Shiloh in this press release regarding our operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in our expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward- looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) our ability to accomplish our strategic objectives; (2) our ability to derive a substantial portion of our sales from large customers; (3) our ability to obtain future sales; (4) changes in worldwide economic, social and political conditions, including adverse effects from war, natural disasters, terrorism or related hostilities; (5) the duration and severity of the COVID-19 pandemic, any preventive or protective actions taken by governmental authorities, and the effectiveness of actions taken globally to contain or mitigate its effects; (6) unfavorable effects of the COVID-19 pandemic on either our manufacturing operations, or those of our customers or suppliers; (7) reduction in demand for our solutions, including any reduction in demand as a result of a COVID- 19 triggered economic recession, (8) including any determination that the value of our assets is impaired or that we do not have the ability to continue as a going concern; (9) our ability to take advantage of programs and policies implemented in response to COVID-19; (10) our ability to retain executive officers or key employees to manage the day-to-day aspects of our business and maintain our relationships with our customers and suppliers; (11) our ability to obtain new financing with new covenants that we are able to achieve in the future, including through an amendment to our credit agreement, which could limit our access to current and future financing sources; (12) our ability to access capital on favorable terms or at all, including through our current financing arrangements; (13) costs related to legal and administrative matters; (14) our ability to realize cost savings expected to offset price concessions; (15) our ability to successfully integrate acquired 4 businesses, including businesses located outside of the United States; (16) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; (17) inefficiencies related to production and product launches that are greater than anticipated; (18) changes in technology and technological risks; (19) work stoppages and strikes at our facilities and that of our customers or suppliers; (20) our dependence on the automotive and commercial vehicle industries, which are highly cyclical; (21) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (22) regulations and policies regarding international trade; (23) financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies; (24) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, our primary raw materials, or decreases in the price of scrap steel; (25) the successful launch and consumer acceptance of new vehicles for which we supply parts; (26) the impact on financial statements of any known or unknown accounting errors or irregularities; (27) the magnitude of any adjustments in restated financial statements of our operating results; (28) the occurrence of any event or condition that may be deemed a material adverse effect under our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under our outstanding indebtedness; (29) a successful transition of the CEO position and our ability to successfully identify a qualified and effective full-time CEO; (30) increases in pension plan funding requirements; and (31) other factors besides those listed here could also materially affect our business. See "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents we file from time to time with the SEC. 5

Non-GAAP Financial Measures This press release may include non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA," "adjusted EBITDA margin" and "adjusted earnings per share." We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted earnings per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives to the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant. 6

Adjusted Earnings Per Share Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,	
	2020	2019	2020	2019
Net income (loss) per common share (GAAP)				
Basic	$(2.47)	$0.05	$(2.63)	$(0.15)
Tax items (1)	0.33	—	0.21	—
Asset Impairment(2)	0.80	—	0.80	—
Restructuring	0.24	0.15	0.36	0.25
Amortization of intangibles	0.01	0.02	0.03	0.03
Legal, professional fees and other costs	0.06	0.02	0.08	0.07
Adjusted basic earnings (loss) per share (non-GAAP)	$(1.03)	$0.24	$(1.15)	$0.20

(1) For the three months ended April 30, 2020, a $4,960 valuation allowance was established for net operating losses for two European subsidiaries.

(2) Due to the impact of COVID-19 the Company determined that Goodwill and a large idle fixed asset were impaired during the three months ended April 30, 2020.

Adjusted EBITDA Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,	
	2020	2019	2020	2019
Net income (loss) (1)	$(58,707)	$1,112	$(62,387)	$(3,586)
Depreciation and amortization	12,047	11,498	23,911	23,358
Interest expense	4,623	3,847	8,973	7,197
Tax expense	4,507	1,448	2,240	(1,639)
EBITDA (non-GAAP)	(37,530)	17,905	(27,263)	25,330
Restructuring	7,399	4,460	11,202	7,466
Legal and professional fees	820	461	1,479	2,096
Asset impairment(1)	24,471	—	24,471	—
Stock compensation	542	445	1,120	990
Other one-time costs(2)	1,130	—	1,130	—
Adjusted EBITDA (non-GAAP) (1)	$(3,168)	$23,271	$12,139	$35,882
Adjusted EBITDA margin (non-GAAP)	(2.0)%	8.5%	3.0%	6.7%

(1) The net loss for the period of $58.7 million was primarily attributable to the impact of COVID-19 and the corresponding shutdown of global production for the majority of the second quarter. The significant loss was due to a $24.5 non-cash impairment of assets, $29.2 million negative gross margin impact mainly due to the impact of COVID-19, higher restructuring costs and other one-time costs incurred during the quarter including but not limited to: i) costs attributable to the amendment of the credit agreement, ii) incremental deep cleaning of plant equipment and iii) other miscellaneous costs. The full financial impact of COVID-19 cannot be estimated due to the complexity of the pandemic impact on the Company and the overall automotive industry.

(2) Other one-time costs included costs related to the impacts of COVID-19 such as extra cleaning costs and amendment costs.

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SHILOH INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Dollar amounts in thousands) April 30, October 31, 2020 2019 (Unaudited) ASSETS Cash and cash equivalents $ 91,575 $ 14,320 Accounts receivable, net 88,616 172,468 Related party accounts receivable 1,186 1,477 Prepaid income taxes 2,346 1,853 Inventories, net 68,422 63,547 Prepaid expenses 6,689 8,980 Other current assets 19,366 13,354 Total current assets 278,200 275,999 Property, plant and equipment, net 312,693 328,026 Goodwill — 22,395 Intangible assets, net 12,059 13,025 Deferred income taxes 4,471 5,169 Operating lease assets 50,984 — Other assets 5,771 7,077 Total assets $ 664,178 $ 651,691 LIABILITIES AND STOCKHOLDERS’ EQUITY Current debt(1) $ 347,469 $ 1,975 Accounts payable 93,782 155,754 Current portion of operating lease liabilities 7,546 — Other accrued expenses 45,008 50,093 Accrued income taxes — 316 Total current liabilities 493,805 208,138 Long-term debt(1) — 248,695 Long-term benefit liabilities 23,362 24,147 Deferred income taxes 1,167 798 Noncurrent operating lease liabilities 43,440 — Other liabilities 1,586 2,399 Total liabilities 563,360 484,177 Commitments and contingencies Stockholders’ equity: Preferred stock, $0.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2020 and October 31, 2019, respectively — — Common stock, par value $0.01 per share; 75,000,000 shares authorized at April 30, 2020 and October 31, 2019; 24,206,392 and 23,790,258 shares issued and outstanding at April 30, 2020 and October 31, 2019, respectively 243 238 Paid-in capital 117,550 116,436 Retained earnings 53,479 115,866 Accumulated other comprehensive loss, net (70,454) (65,026) Total stockholders’ equity 100,818 167,514 Total liabilities and stockholders’ equity $ 664,178 $ 651,691 (1) Long-term debt is classified as current in the condensed consolidated balance sheet as of April 30, 2020, because the waivers for the pre-existing financial covenants expire in less than twelve months and the company will not comply with future covenants based on current forecasts. 8

SHILOH INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share data) (Unaudited) Three Months Ended April 30, Six Months Ended April 30, 2020 2019 2020 2019 Net revenues $ 157,928 $ 273,370 $ 401,414 $ 532,303 Cost of sales 158,453 244,691 382,650 489,933 Gross profit (525) 28,679 18,764 42,370 Selling, general & administrative expenses 16,191 16,879 32,895 32,964 Amortization of intangible assets 512 519 1,024 1,040 Asset impairment, net 24,471 — 24,471 — Restructuring 7,399 4,460 11,202 7,466 Operating income (loss) (49,098) 6,821 (50,828) 900 Interest expense 4,627 3,848 8,983 7,203 Interest income (4) (1) (10) (6) Other (income) expense, net 479 414 346 (1,072) Income (loss) before income taxes (54,200) 2,560 (60,147) (5,225) Provision (benefit) for income taxes 4,507 1,448 2,240 (1,639) Net income (loss) $ (58,707) $ 1,112 $ (62,387) $ (3,586) Loss per share: Basic loss per share $ (2.47) $ 0.05 $ (2.63) $ (0.15) Basic weighted average number of common shares 23,785 23,516 23,719 23,450 Diluted loss per share $ (2.47) $ 0.05 $ (2.63) $ (0.15) Diluted weighted average number of common shares 23,785 23,559 23,719 23,450 9

SHILOH INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollar amounts in thousands) (Unaudited) Six months ended April 30, 2020 2019 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (62,387) $ (3,586) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 23,911 23,358 Asset impairment 24,471 — Restructuring 271 1,272 Amortization of deferred financing costs 1,054 596 Deferred income taxes 896 (2,739) Stock-based compensation expense 1,120 990 Loss (gain) on sale of assets 665 (4,156) Loss on marketable securities — 25 Changes in operating assets and liabilities: Accounts receivable, net 87,373 25,456 Inventories, net (6,318) 7,196 Prepaids and other assets (194) 2,432 Payables and other liabilities (70,875) (33,669) Prepaid and accrued income taxes (520) (4,419) Net cash (used in) provided by operating activities (533) 12,756 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (18,847) (33,248) Derivative settlements — 5,855 Proceeds from sale of assets 77 12,339 Net cash used in investing activities (18,770) (15,054) CASH FLOWS FROM FINANCING ACTIVITIES: Payment of capital leases (201) (370) Proceeds from long-term borrowings 144,700 140,700 Repayments of long-term borrowings (47,700) (138,200) Net cash provided by financing activities 96,799 2,130 Effect of foreign currency exchange rate fluctuations on cash (241) 985 Net increase in cash and cash equivalents 77,255 817 Cash and cash equivalents at beginning of period 14,320 16,843 Cash and cash equivalents at end of period $ 91,575 $ 17,660 10